FIRST AMENDMENT TO PARTICIPATION AGREEMENT

IDS Life Insurance Company of New York, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated September 29, 2000, as amended, by doing the following:

     The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.


IDS LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Timothy V. Bechtold
    -----------------------
        Timothy V. Bechtold
        President


VARIABLE INSURANCE  PRODUCTS FUND

By: /s/ Robert C. Pozen
    -------------------
        Robert C. Pozen
        Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION

By: /s/ Mike Kellogg
    ----------------
        Mike Kellogg
        Executive Vice President


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                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                 Policy Form Numbers of Contracts
Date Established by Board of Directors       Funded By Separate Account
--------------------------------------       ----------------------------------

IDS Life of New York                         31053 NQ
Variable Annuity Account                     31054 TQ
(formerly IDS Life of New York Flexible      31055 SEP
Portfolio Annuity Account)                   31056 IRA
(established April 17, 1996)


IDS Life of New York Account 8               39061
                                             39060 (Variable Universal Life)
                                             39061 (Variable Universal Life III)
                                             39090 (Variable Second-To-Die)
                                             39090C (Succession Select - a
                                             Variable Second-To-Die)